Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cerner Corporation:
We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule and the effectiveness of internal control over financial reporting, incorporated by reference herein, which reports appear in the January 1, 2011 annual report on Form 10-K of Cerner Corporation.
/s/ KPMG LLP
Kansas City, Missouri
May 27, 2011

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